AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999
                                                      REGISTRATION NO. 33-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TRENDWEST RESORTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       OREGON                                               93-1004403
       (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
       OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

       9805 WILLOWS ROAD, REDMOND, WASHINGTON               98052
       --------------------------------------               -------
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


               TRENDWEST RESORTS 1999 EMPLOYEE STOCK PURCHASE PLAN
                TRENDWEST RESORTS 1997 EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                GARY A. FLORENCE
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             TRENDWEST RESORTS, INC.
                                9805 WILLOWS ROAD
                            REDMOND, WASHINGTON 98052
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (425) 498-2500
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                          PROPOSED MAXIMUM       PROPOSED
      TITLE OF                             OFFERING PRICE         MAXIMUM           AMOUNT OF
     SECURITIES         AMOUNT TO BE            PER              AGGREGATE         REGISTRATION
  TO BE REGISTERED       REGISTERED            SHARE          OFFERING PRICE (1)     FEE (1)
---------------------------------------------------------------------------------------------------
   COMMON STOCK,           SHARES
 WITHOUT PAR VALUE        1,356,451           $21.4375         $ 29,073,832         $8,082.52
===================================================================================================

(1) THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE AND THE REGISTRATION FEE WERE CALCULATED IN ACCORDANCE WITH RULE 457(h) UNDER THE ACT BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR TRENDWEST RESORTS, INC. COMMON STOCK ON JUNE 16, 1999, AS QUOTED BY THE NASDAQ NATIONAL MARKET SYSTEM.


                     EXHIBIT INDEX IS LOCATED ON PAGE II-5.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this registration statement.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission pursuant to
               Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above.

        (c) The description of the Company's Common Stock contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (Registration No.000-22979).

        (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Articles of Incorporation provide that the liability of the directors of the Company for monetary damages will be eliminated to the fullest extent permissible under Oregon law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties or the Company or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for any unlawful distribution to stockholders, or (iv) for any transaction from which the director derived an improper personal benefit. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care. This provision also does not affect the director's responsibilities under any other laws, such as the federal or state securities or environmental laws.

        The Articles of Incorporation and the Bylaws also provide that the Company shall indemnify, to the fullest extent permitted under Oregon law, any person who has been made, or is threatened to be made, a party to an action, suit or legal proceeding by reason of the fact that the person is or was a director or officer of the Corporation. The Company intends to enter into separate indemnification agreements with each of its directors. These agreements will require the Company to indemnify its directors to the fullest extent permitted by law, including circumstances in which indemnification would otherwise be discretionary. Among other things, the agreements require the Company to indemnify directors against certain liabilities that may arise by reason of their status or service as a director and to



                                   Page II-1
advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to obtain insurance on behalf of its executive officers and directors for certain liabilities arising out of their actions in such capacities. The Company believes that these contractual arrangements, the provisions in its Articles of Incorporation and Bylaws and insurance coverage are necessary to attract and retain qualified persons as directors and officers.

    ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8.  EXHIBITS.

Exhibit Number      Exhibit
--------------      -------
      4.1           Trendwest Resorts, Inc. 1999 Employee Stock Purchase Plan

      4.2           Trendwest Resorts, Inc. 1997 Employee Stock Option Plan

      5.1           Opinion of Heller Ehrman White & McAuliffe

     23.1           Consent of Heller Ehrman White & McAuliffe (See Exhibit 5.1)

     23.2           Consent of KPMG LLP, Independent Auditors

     24             Power of Attorney (See page II-4 of this Registration
                    Statement)


ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the



                                   Page II-2

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   Page II-3

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 30th day of June, 1999.

                                            TRENDWEST RESORTS, INC.


                                        /s/      GARY A FLORENCE
                                    ------------------------------------
                                       Gary A. Florence, Vice President
                                           Chief Financial Officer

                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William F. Peare and Gary A. Florence, or either of them, his attorney-in-fact, with the power of substitution for him, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     /s/       WILLIAM F. PEARE                  President, Chief Executive          June 30, 1999
----------------------------------------------      Officer and Director
              William F. Peare                  (Principal Executive Officer)

     /s/       JEFFERY P. SITES                   Executive Vice President,          June 30, 1999
----------------------------------------------   Chief Operating Officer and
              Jeffery P. Sites                            Director

      /s/       GARY A. FLORENCE                  Vice President, Treasurer          June 30, 1999
----------------------------------------------   and Chief Financial Officer
              Gary A. Florence                  (Principal Financial Officer)

      /s/       JEROL E. ANDRES                           Director                   June 30, 1999
----------------------------------------------
               Jerol E. Andres

      /s/      HARRY L. DEMOREST                          Director                   June 30, 1999
----------------------------------------------
              Harry L. Demorest

                                                          Director
----------------------------------------------
             Michael P. Hollern

                                                          Director
----------------------------------------------
            Douglas P. Kintzinger

      /s/       LINDA M. TUBBS                            Director                   June 30, 1999
----------------------------------------------
               Linda M. Tubbs

      /s/      RODERICK C. WENDT                          Director                   June 30, 1999
----------------------------------------------
              Roderick C. Wendt



                                   Page II-4

                                  EXHIBIT INDEX


Exhibit Number        Exhibit
--------------        -------
       4.1            Trendwest Resorts, Inc. 1999 Employee Stock Purchase Plan

       4.2            Trendwest Resorts, Inc. 1997 Employee Stock Option Plan

       5.1            Opinion of Heller Ehrman White & McAuliffe

      23.1            Consent of Heller Ehrman White & McAuliffe (see Exhibit 5.1)

      23.2            Consent of KPMG LLP, Independent Auditors

      24              Power of Attorney (See page II-4 of this Registration Statement)



                                   Page II-5